Exhibit 20.1

                        MONTHLY SERVICER'S CERTIFICATE

            AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

                 --------------------------------------------

                 AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                               SERIES 1996-1

                 --------------------------------------------

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1 Supplement (as amended and supplemented, the "Series Supplement"), among TRS, as Servicer, American Express Centurion Bank and American Express Receivables Financing Corporation II, as Transferors, and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

2.   TRS is, as of the date hereof, the Servicer under the Agreement.

3.   The undersigned is a Servicing Officer.

4. This Certificate relates to the Distribution Date occurring on August 15, 1997 and covers activity from June 26, 1997 through July 25, 1997.

5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date.

6. As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event occurred on or prior to such Distribution date.



      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 12th day of August, 1997.


                                     AMERICAN EXPRESS TRAVEL RELATED
                                     SERVICES COMPANY, INC., as Servicer

                                     By: /s/ Marianne Thomson
                                        --------------------------------
                                        Name:  Marianne Thomson
                                        Title: Director
                                               Financial Administration

I.  Monthly Period Trust Activity

A. Trust Activity                                Trust Totals
-----------------                                ------------
Number of days in period                                   30
Beginning Principal Receivable Balance       1,629,191,681.16
Special Funding Account Balance                          0.00
Beginning Total Principal Balance            1,629,191,681.16

Finance Charge Collections (excluding           24,830,836.00
Discount Option & Recoveries)
Discount Percentage                                     2.00%
Discount Option Receivables Collections          2,887,357.30
Premium Option Receivables Collections                   0.00
Recoveries                                       1,282,572.00
Total Collections of Finance Charge Receivables 29,000,765.30
Total Collections of Principal Receivables     141,480,507.70
Monthly Payment Rate                                  8.6841%
Defaulted amount                                10,130,663.76
Annualized Default Rate                               7.6161%
Trust Portfolio Yield                                14.0920%
New Principal Receivables                      140,785,603.42
Ending Principal Receivables Balance         1,618,366,113.12
Ending Required Minimum Principal Balance    1,070,000,000.00
Ending Transferor Amount                       618,366,113.12
Ending Special Funding Account Balance                   0.00
Ending Total Principal Balance               1,618,366,113.12

B. Series Allocations                           Series 1996-1       Trust Total
---------------------                           -------------       -----------
Group Number                                                1
Invested Amount                              1,000,000,000.00  1,000,000,000.00
Adjusted Invested Amount                     1,000,000,000.00  1,000,000,000.00
Principal Funding Account Balance                        0.00              0.00
Series Required Transferor Amount               70,000,000.00     70,000,000.00
Series Allocation Percentage                          100.00%
Series Alloc. Finance Charge Collections        29,000,765.30     29,000,765.30
Series Allocable Recoveries                      1,282,572.00      1,282,572.00
Series Alloc. Principal Collections            141,480,507.70    141,480,507.70
Series Allocable Defaulted Amount               10,130,663.76     10,130,663.76

C. Group I Allocations                          Series 1996-1     Group I Total
----------------------                          -------------     -------------
Investor Finance Charge Collections             17,800,707.94     17,800,707.94

Investor Monthly Interest                        5,640,125.05      5,640,125.05
Investor Default Amount                          6,218,214.76      6,218,214.76
Investor Monthly Fees                            1,666,666.67      1,666,666.67
Investor Additional Amounts                              0.00              0.00
Total                                           13,525,006.47     13,525,006.47

Reallocated Investor Finance Charge Collections 17,800,707.94     17,800,707.94
Available Excess                                 4,275,701.47      4,275,701.47

II.     Series 1996-1 Certificates

                                               Series             Total Investor           Transferors
A. Investor/Transferor Allocations          Allocations               Interest               Interest
----------------------------------          -----------           --------------           -----------
Beginning Invested/Transferor Amount    1,629,191,681.16        1,000,000,000.00       629,191,681.16
Beginning Adjusted Invested Amount                   N/A        1,000,000,000.00                   N/A
Floating Allocation Percentage                       N/A                61.3801%              38.6199%
Principal Allocation Percentage                      N/A                61.3801%              38.6199%
Collections of Finance Chg. Receivables    29,000,765.30           17,800,707.94         11,200,057.70
Collections of Principal Receivables      141,480,507.70           86,840,922.00         54,639,585.70
Defaulted Amount                           10,130,663.76            6,218,214.76          3,912,449.00

Ending Invested/Transferor Amounts      1,618,366,113.12        1,000,000,000.00        618,366,113.12

-------------------------------------------------------------------------------------------------------------
                                                                                  Collateral
B. Monthly Period Funding Requirements               Class A         Class B       Interest              Total
--------------------------------------               -------         -------      ----------             -----
Principal Funding Account                               0.00            0.00           0.00               0.00
Investment Proceeds for Monthly Period                  0.00            0.00           0.00               0.00
Reserve Draw Amount                                     0.00            0.00           0.00               0.00
Available Reserve Account Amount                        0.00            0.00           0.00               0.00
Reserve Account Surplus                                 0.00            0.00           0.00               0.00

Coupon July 15 - August 14                           6.8000%         6.9500%         6.0797%
Monthly Interest Due                            4,901,666.67      347,500.00      390,958.38      5,640,125.05
Outstanding Monthly Interest Due                        0.00            0.00            0.00              0.00
Additional Interest Due                                 0.00            0.00            0.00              0.00
Total Interest Due                              4,901,666.67      347,500.00      390,958.38      5,640,125.05
Investor Default Amount                         5,378.755.77      373,092.89      466,366.11      6,218,214.76
Investor Monthly Fees Due                       1,441,666.67      100,000.00      125,000.00      1,666,666.67
Investor Additional Amounts Dues
Total Due                                      11,722,089.10      820,592.89      982,324.49     13,525,006.47

Reallocated Investor Finance Charge Collections                                                  17,800,707.94
Interest and Principal Funding Investment Proceeds                                                        0.00
Series Adjusted Portfolio Yield                                                                       14.0920%
Base Rate                                                                                              8.6032%

--------------------------------------------------------------------------------------------------------------
                                                                                 Collateral
C. Certificates - Balances and Distributions         Class A         Class B       Interest              Total
--------------------------------------------         -------         -------      ----------             -----

Beginning Certificates Balance                865,000,000.00   60,000,000.00   75,000,000.00  1,000,000,000.00
Interest Distributions                          4,901,666.67      347,500.00      390,958.38      5,640,125.05
Principal Deposits - Prin. Funding Account              0.00            0.00            0.00              0.00
Principal Distributions                                 0.00            0.00            0.00              0.00
Total Distributions                             4,901,666.67      347,500.00      390,958.38      5,640,125.05
Ending Certificate Balance                    865,000,000.00   60,000,000.00   75,000,000.00  1,000,000,000.00

D. Information regarding distributions on the Distribution Date in respect of the Class A Certificates per $1,000 original certificate principal amount.

      1.   Total amount of the distribution:                $             5.67

      2.   Amount of the distribution in
           respect of Class A Monthly Interest:             $             5.67

      3.   Amount of the distribution in respect of
           Class A Outstanding Monthly Interest:            $             0.00

      4.   Amount of the distribution in respect of
           Class A Additional Interest:                     $             0.00

      5.   Amount of the distribution in
           respect of Class A Principal:                    $             0.00


E. Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs on such Distribution Date.

      1.   Total amount of Class A Investor Charge-Offs:    $             0.00

      2.   Amount of Class A Investor Charge-
            Offs per $1,000 original certificate
            principal amount:                               $             0.00

      3.   Total amount reimbursed in respect of
            Class A Investor Charge-Offs:                   $             0.00

      4.   Amount reimbursed in respect of Class
            A Investor Charge-Offs per $1,000
            original certificate principal amount:          $             0.00

      5.   The amount, if any, by which the
            outstanding principal balance of the
            Class A Certificates exceeds the Class
            A Invested Amount after giving effect to
            all transactions on such Distribution
            Date:                                           $             0.00


F. Information regarding distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

      1.   The total amount of the distribution:            $             5.79

      2.   Amount of the distribution in
            respect of class B monthly interest:            $             5.79

      3.   Amount of the distribution in
            respect of class B outstanding monthly
            interest:                                       $             0.00

      4.   Amount of the distribution in
            respect of class B additional interest:         $             0.00

     5.   Amount of the distribution in
            respect of class B principal:                   $             0.00

G.   Amount of reductions in Class B Invested Amount pursuant to clauses (c),
(d), and (e) of the definition of Class B Invested Amount on such Distribution Date.

      1.   The amount of reductions in Class B
            Invested Amount pursuant to clauses
            (c), (d), and (e) of the definition
            of Class B Invested Amount:                     $             0.00

      2.   The amount of reductions in the
            Class B Invested Amount set forth in
            paragraph 1 above, per $1,000 original
            certificate principal amount:                   $             0.00

      3.   The total amount reimbursed in respect
            of such reductions in the Class B
            Invested Amount:                                $             0.00

      4.   The amount set forth in paragraph 3
            above, per $1,000 original certificate
            principal amount:                               $             0.00

      5.   The amount, if any, by which the
            outstanding principal balance of the
            Class B Certificates exceeds the Class B
            Invested Amount after giving effect to
            all transactions on such Distribution
            Date:                                           $             0.00


H. Information regarding distributions on the Distribution Date to the Collateral Interest Holder.

      1.   Total amount distributed to the Collateral
            Interest Holder:                                $       390,958.38

      2.   Amount distributed in respect of Collateral
            Monthly Interest:                               $       390,958.38

      3.   Amount distributed in respect of Collateral
            Additional Interest:                            $             0.00

      4.   The amount distributed to the Collateral
            Interest Holder in respect of principal
            on the Collateral Invested Amount:              $             0.00


I.   Amount of reductions in Collateral Invested Amount pursuant to clauses
(c), (d), and (e) of the definition of Collateral Invested Amount.

      1.   The amount of reductions in the
            Collateral Invested Amount pursuant
            to clauses (c), (d), and (e) of the
            definition of Collateral Invested Amount:       $             0.00

      2.   The total amount reimbursed in respect
            of such reductions in the Collateral
            Invested Amount:                                $             0.00


J.   Application of Reallocated Investor Finance Charge Collections.

      1.   Class A Available Funds:                         $    15,397,612.37

           a.   Class A Monthly Interest:                   $     4,901,666.67
           b.   Class A Outstanding Monthly Interest:       $             0.00
           c.   Class A Additional Interest:                $             0.00
           d.   Class A Investor Default Amount
                 (Treated as Available Principal
                 Collections):                              $     5,378,755.77
           e.   Excess Spread:                              $     5,117,189.93

      2.   Class B Available Funds:                         $     1,068,042.48

           a.   Class B Monthly Interest:                   $       347,500.00
           b.   Class B Outstanding Monthly Interest:       $             0.00
           c.   Class B Additional Interest:                $             0.00
           d.   Excess Spread:                              $       720,542.48

      3.   Collateral Available Funds:                      $     1,335,053.10

           a.   Excess Spread:                              $     1,335,053.10

      4.   Total Excess Spread:                             $     7,172,785.51


K.   Reallocated Principal Collections.

      1.   Principal Allocation Percentage:                           61.3801%

      2.   Series 1996-1 Allocable Principal
            Collections:                                    $   141,480,507.70

      3.   Principal Allocation Percentage of
            Series 1996-1 Allocable Principal
            Collections:                                    $    86,840,922.00

      4.   Reallocated Principal Collections
            Required to fund the Required Amount:           $             0.00

      5.   Item 3 minus item 4:                             $    86,840,922.00

      6.   Shared Principal Collections from other
            Series allocated to Series 1996-1:                             N/A

      7.   Other amounts Treated as Available Principal
            Collections:                                    $     6,218,214.76

      8.   Available Principal Collections
            (total of 5., 6. & 7.):                         $    93,059,136.76

L.   Application of Available Principal Collections during Revolving Period.

      1.   Collateral Invested Amount                       $    75,000,000.00

      2.   Required Collateral Invested Amount              $    75,000,000.00

      3.   Excess of Collateral Invested Amount
            over Required Collateral Invested Amount:       $             0.00

      4.   Treated as Shared Principal Collections:         $    93,059,136.76


M. Application of Principal Collections During Accumulation or Amortization Period.

      1.   Principal Funding Account:                                      N/A

      2.   Excess of Collateral Invested Amount
            over Required Collateral Invested Amount:                      N/A

      3.   Principal Distribution:                                         N/A

      4.   Treated as Shared Principal Collections:                        N/A


N. Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1996-1

      1.   Excess Spread:                                   $     7,172,785.51
      2.   Excess Finance Charge Collections:               $             0.00
      3.   Applied to fund Class A Required Amount:         $             0.00
      4.   Class A Investor Charge-Offs treated
            as Available Principal Collections:             $             0.00
      5.   Applied to fund Class B overdue Interest:        $             0.00
      6.   Applied to fund Class B Required Amount:         $       373,092.89
      7.   Reduction of Class B Invested Amount
            treated as Available Principal Collections:     $             0.00
      8.   Applied to Collateral Monthly Interest:          $       390,958.38
      9.   Applied to unpaid Monthly Servicing Fee:         $     1,666,666.67
      10.  Collateral Default Amount treated as
            Available Principal Collections:                $       466,366.11
      11.  Reduction of Collateral Invested Amount
            treated as Available Principal Collections:     $             0.00
      12.  Deposited to Reserve Account:                    $             0.00
      13.  Applied to other amounts owed to
            Collateral Interest Holder:                     $             0.00
      l4.  Balance:                                         $     4,275,701.46


III. Trust Performance

A.   Delinquencies

      1.   31-60 Days Delinquent:                           $    24,486,153.00
      2.   61-90 Days Delinquent:                           $    13,759,633.00
      3.   90+ Days Delinquent:                             $    18,039,179.00
      4.   Total 30+ Days Delinquent:                       $    56,284,965.00

B.   Yield and Base Rate

      1.   Base Rate

           a.   Current Monthly Period             8.6032%
           b.   Prior Monthly Period               9.1658%
           c.   Second Prior Monthly Period        8.3498%

      2.   Three Month Average Base Rate                               8.7063%

      3.   Series Adjusted Portfolio Yield

           a.   Current Monthly Period              14.09%
           b.   Prior Monthly Perid                 12.19%
           c.   Second Prior Monthly Period         13.76%

      4.   Three Month Average Series Adjusted Portfolio Yield          13.35%

                                                              Exhibit 20.2

     ASSIGNMENT NO. 1 OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                 (As required by Section 2.09 of
              the Pooling and Servicing Agreement)

     ASSIGNMENT NO. 1 OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of August 7, 1997 (this "Assignment"), by and among (i) AMERICAN EXPRESS CENTURION BANK, a Delaware banking institution, and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, a Delaware corporation, as transferors (together, the "Transferors"), and (ii) THE BANK OF NEW YORK, a New York banking corporation not in its individual capacity but solely as trustee (the "Trustee"), pursuant to the Agreement referred to below.

                           WITNESSETH

     WHEREAS the Transferors and the Trustee and American Express
Travel Related Services Company, Inc., as the Servicer (the
"Servicer"), are parties to the Pooling and Servicing Agreement dated as of May 16, 1996 (as amended and supplemented, the "Agreement");

     WHEREAS, pursuant to the Agreement, the Transferors wish to designate Additional Accounts to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

     WHEREAS the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

     NOW, THEREFORE, the Transferors and the Trustee hereby agree as follows:


     1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

     "Addition Date" shall mean, with respect to the Additional
Accounts designated hereby, August 7, 1997.

     "Addition Cut-Off Date" shall mean, with respect to the Additional Accounts designated hereby, July 25, 1997.

     2. Designation of Additional Accounts. On or before the Document Delivery Date, the Transferors will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Additional Accounts designated hereby and specifying for each such Account, as of the Addition Cut-Off Date, its account number and the aggregate amount of Receivables outstanding in such Account, which computer file or list shall supplement Schedule 1 to the Agreement.

     3. Conveyance of Receivables. (a) The Transferors do hereby transfer, assign, set over, sell and otherwise convey, without recourse except as set forth in the Agreement, to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all their respective right, title and interest in, to and under the Receivables of such Additional Accounts existing at the close of business on the Addition Cut-Off Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all Collections (including Recoveries) and proceeds (including Insurance Proceeds and "proceeds" as defined in the UCC) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, the Transferors or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto.

     (b) The Transferors agree to record and file, at their own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created in Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of their interest in such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

     (c) In connection with such sale, the Transferors further agree, at their own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts designated hereby have been conveyed to the Trust pursuant to the Agreement and this Assignment for the benefit of the Certificateholders by including in the securitization field of such computer files the code "G" for each such Additional Account.

     (d) The Transferors do hereby grant to the Trustee a security interest in all of their right, title and interest, whether now owned or hereafter acquired, in and to the Receivables now existing and hereafter created in the Additional Accounts, all monies due or to become due and all amounts received with respect thereto and all Collections (including Recoveries) and proceeds (including Insurance Proceeds and "proceeds" as defined in the UCC) thereof. This Assignment constitutes a security agreement under the UCC.

     4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferors delivered to the Trustee the computer file or microfiche list described in Section 2 of this Assignment.

     5.  Representations and Warranties of the Transferors.  Each
Transferor hereby severally represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

          (a) Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b)  Eligibility of Accounts.  As of the Addition
Selection Date, each Additional Account designated hereby is an Eligible Account and each Receivable in each Additional Account designated hereby is an Eligible Receivable;

          (c) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferors has occurred and the transfer by the Transferors of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

          (d) Pay Out Event. Such Transferor reasonably believes that (A) the addition of the Receivables arising in the Additional Accounts will not, based on the facts known to such Transferor, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) no selection procedure was utilized by such Transferor which would result in the selection of Additional Accounts (from among the available Eligible Accounts owned by such Transferor) that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Addition Date;

          (e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest, whether now owned or hereafter acquired, of such Transferor in the Receivables now existing or hereafter created in the Additional Accounts, all monies due or to become due and all amounts received with respect thereto and, to the extent set forth in UCC 9-306 in effect in the relevant state, the "proceeds" thereof, or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a "security interest" in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property, except for (i) Liens permitted under clause (d) of the definition of "Eligible Receivable" in the Agreement, (ii) the interests of the holders of the Transferor Certificates under the Agreement and
(iii) the right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account as provided in the Agreement or any Series Account if so provided in the applicable Supplement;

          (f) No Conflict. The execution and delivery by such Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to such Transferor, will not conflict with or violate any Requirements of Law applicable to such Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Transferor is a party or by which it or its properties are bound;

          (g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of such Transferor, threatened against such Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

          (h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by such Transferor in connection with the execution and delivery of this Assignment by such Transferor and the performance of the transactions contemplated by this Assignment by such Transferor, have been obtained.

          (i) List of Accounts. As of the Addition Date, to the best knowledge of the Transferors, the computer file or microfiche list of Additional Accounts complies with the requirements of
Section 2 hereof.

     6. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

     7. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     8.  GOVERNING LAW.  THIS ASSIGNMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,
RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


     IN WITNESS WHEREOF, each Transferor and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.


                         AMERICAN EXPRESS CENTURION BANK,
                           as a Transferor

                         By   /s/  Maureen Ryan
                              ___________________
                         Name:  Maureen Ryan
                         Title: Assistant Treasurer



                         AMERICAN EXPRESS RECEIVABLES FINANCING
                              CORPORATION II,
                                as a Transferor

                         By   /s/ Leslie R. Scharfstein
                              -------------------------
                         Name:  Leslie R. Scharfstein
                         Title: President



                         THE BANK OF NEW YORK,
                           not in its individual capacity,
                           but solely as Trustee

                         By  /s/ Reyne A. Macadaeg
                             ---------------------
                         Name:  Reyne A. Macadaeg
                         Title: Assistant Vice President

                                                              Exhibit 20.3

                     SUPPLEMENTAL CONVEYANCE


     SUPPLEMENTAL CONVEYANCE NO. 1 dated as of August 7, 1997 by and between AMERICAN EXPRESS CREDIT CORPORATION, as seller (the "Seller"), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, as purchaser ("RFC II"), pursuant to the Receivables Purchase Agreement referred to below.

     WHEREAS, the Seller and RFC II are parties to a Receivables
Purchase Agreement, dated as of May 16, 1996 (as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Receivables Purchase Agreement");

     WHEREAS, Additional Accounts have been designated pursuant to the Pooling and Servicing Agreement; pursuant to the Receivables Purchase Agreement, RFC II wishes to purchase the Credco Receivables of such Additional Accounts from the Seller pursuant to the Receivables Purchase Agreement; and RFC II has delivered an Addition Notice to the Seller pursuant to Section 2.1(b) of the Receivables Purchase Agreement; and

     WHEREAS, the Seller is willing to sell Credco Receivables subject to the terms and conditions hereof.

     NOW, THEREFORE, the Seller and RFC II hereby agree as follows:

      1. Defined Terms. Each capitalized term used but not defined herein shall have the meaning specified in the Receivables Purchase Agreement, or, if not defined therein, in the Pooling and Servicing Agreement.

      2. Conveyance of Receivables. The Seller does hereby sell, transfer, assign, set over and otherwise convey to RFC II (collectively, a "Supplemental Conveyance"), without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest in, to and under (i) the Credco Receivables existing in the Additional Accounts described in the Addition Notice at the close of business on the related Addition Cut-Off Date, all monies due and or to become due and all amounts received with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof and (ii) the right to receive Recoveries with respect to such Credco Receivables.

      3.  Acceptance by RFC II and Payment of Purchase Price.
RFC II hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to RFC II pursuant to Section 2.1 of this Supplemental Conveyance, and declares that it shall maintain such right, title and interest. RFC II shall pay to the Seller the Purchase Price, calculated pursuant to Section 3.1 of the Receivables Purchase Agreement, for such property no later than the Distribution Date following the Monthly Period during which the related Addition Date occurs.

      4. Representations and Warranties of the Parties. Each of the Seller and RFC II hereby makes the representations and warranties required by the Receivables Purchase Agreement to be made as of the related Addition Date.

      5. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "Receivables Purchase Agreement", to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

      6. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.


                              AMERICAN EXPRESS CREDIT CORPORATION

                              By: /s/ Jay  B. Stevelman
                                  ----------------------
                              Name:   Jay  B. Stevelman
                              Title:  Treasurer



                              AMERICAN EXPRESS RECEIVABLES
                                   FINANCING CORPORATION II

                              By:  /s/ Leslie R. Scharfstein
                                  --------------------------
                              Name:   Leslie  R. Scharfstein
                              Title:  President
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